Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement (No. 333-278603) on Form S-1 of CERo Therapeutics Holdings, Inc. of our report dated April 1, 2024, relating to the financial statements of CERo Therapeutics, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Wolf and Company P.C.

Wolf & Company, P.C.

Boston, Massachusetts

April 26, 2024